EXHIBIT 99.2
                                                             ------------


                TRIPLE S PLASTICS, INC. SAFE HARBOR STATEMENT


        The Company has made statements in its Current Report on Form 8-K that constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. The statements relate to, and other forward-looking statements that may be made by the Company may relate to, information or assumptions about sales, income, earnings per share, return on equity, return on invested capital, capital expenditures, working capital, dividends, capital structure, free cash flow, debt to capitalization ratios, interest rates, internal growth rates, Euro or other currency conversion plans and related risks, pending legal proceedings and claims (including environmental matters), future economic performance, operating income improvements, synergies, management plans, and goals and objectives for future operations and growth. These statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "project," "expect," "should," or similar statements. You should understand that forward looking statements are not guarantees since there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward looking statements. The factors that are discussed below, as well as the matters that will be set forth generally in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and the documents that are incorporated by reference therein could cause actual results to differ. Some of these factors are described as criteria for success. Our failure to achieve, or limited success in achieving, these objectives could result in actual results differing materially from those expressed or implied in the forward looking statements. In addition, there can be no assurance that we have correctly identified and assessed all of the factors affecting or that may affect the Company or that the publicly available and other information we received with respect to these factors is complete and correct.

        We wish to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, our actual results and could cause our actual consolidated results for the first fiscal quarter of 2001 and beyond, to differ materially from those expressed in any forward-looking statement made by us or made on behalf of the Company:

   Overall World Economies
   -----------------------

        Our business depends on the strength of the economies in various parts of the world, primarily in North America and to a lesser extent Europe, South America and Asia. These economies are affected by the strength of their retail economies, which are affected by such factors as consumer demand and the overall condition of industry. These economies also may be affected by political instability or other governmental issues. In recent years, world wide retail economies have been characterized by increased competition, consolidation, and overall competitive pressures to be the lowest cost provider in a given industry.

   Cellular Subscriber Base
   ------------------------

        Our business largely depends on the strength of the cellular subscriber base and the demand for new products by existing end users in the United States, and to some extent, in Europe. In recent years, the growth rate for the cellular subscriber base has been moderating. Significant demand changes in the businesses served by our customers, affect the overall results of our customers, and therefore impact our performance. The ability and willingness of consumers to acquire new and more advanced models of cellular phones and other products produced by our customers, as well as the pricing, purchasing, financing, operational, advertising and promotional decisions by intermediaries in the distribution of such products, may affect the demand for our customers', and therefore our, products.

   Nature of the Marketplace
   -------------------------

        We compete with other manufacturers of highly engineered injection-molded thermoplastic components for the telecommunication, medical and other industries. Many of our competitors produce their products in areas of the world where labor and other overhead costs are extremely low compared to our costs. The willingness of some of our customers to substitute products from these lower-cost manufacturers, and the perceived absolute or relative overall value of these products by our customers, including service, quality and pricing, may impact our overall performance. The current trend among our customers is to foster high levels of competition among all suppliers and to demand that manufacturers maintain or reduce product prices, which may affect our profit margins and other measures of financial performance.

        Our customers also may experience difficulties and delays in new product development, production, testing and marketing, including but not limited to, failure to ship new products and technologies when anticipated, failure of customer acceptance of new technologies and products, new technology performance failures, product defects, and other occurrences affecting the slope or speed of decline of the life cycle pricing curve for our customers' products. Our customers' performance may also be affected by uncertain international wireless license renewal procedures and an uncertain regulatory environment regarding bandwidth allocation.

        The combination of these market influences has created an intensely competitive environment in which our principal customers continuously evaluate which product suppliers to use, resulting in pricing pressures, the ongoing introduction of new methodologies to lower costs and improve customer service.

        All of these factors may have a direct impact on our growth and success, including the amount of product sold to our customers in terms of units or revenue.

   Cost Control
   ------------

        Our success also depends on our ability to control and reduce our costs, while seeking to maintain consistently high levels of quality and customer service. Our objective is retain our customer base and become their low-cost provider of choice. However, certain factors, such as the underutilization of some of the Company's plants and factories resulting in production inefficiencies, start-up expenses, delays, and increased depreciation costs in connection with the start of production in new plants, may affect our success in achieving this objective.

        Additionally, difficulty in obtaining raw materials, supplies, power and other items needed for production of our products at each of our facilities worldwide may affect our ability to ship product.

   Foreign Operations
   ------------------

        Foreign operations are becoming increasingly more important to our business, as we pursue our objectives of becoming the industry choice of low-cost provider. There is no assurance that we will achieve this objective, or achieve it on a consistent basis. Foreign operations can be affected by factors such as currency devaluation, other currency fluctuations and the Euro currency conversion, tariffs, nationalization, exchange controls, interest rates, limitations on foreign investment in local business and other political, economic and regulatory risks and difficulties.